UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2017

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 East 45th Street, 15th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 — Other Events

Item 8.01	Other Events.

On June 16, 2017, Yahoo! Inc. (“Yahoo”) changed its name to Altaba Inc. (the “Fund”) and registered with the Securities and Exchange Commission as a non-diversified, closed-end management investment company.

The Board of Directors of the Fund also scheduled the Fund’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) for Tuesday, October 24, 2017. The record date for the 2017 Annual Meeting is September 6, 2017. The date of the 2017 Annual Meeting represents a change of more than 25 days from the anniversary of Yahoo’s 2016 annual meeting of stockholders held on June 30, 2016 (the “2016 Annual Meeting”). As a result, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Fund’s definitive proxy statement for the 2016 Annual Meeting are no longer effective.

Under the Fund’s Amended and Restated Bylaws, in order for stockholder proposals, including director nominations, to be presented at the 2017 Annual Meeting (other than by means of inclusion in the proxy materials under Rule 14a-8 described below), the Fund must receive proper notice at the Fund’s principal executive offices not later than the close of business on Monday, June 26, 2017, addressed to the Secretary of the Fund at “Attention: Secretary, Altaba Inc., 140 East 45th Street, 15th Floor, New York, New York 10017”. The notice must include all of the information required by the Fund’s Amended and Restated Bylaws.

Stockholder proposals, including director nominations, intended for inclusion in the Fund’s definitive proxy statement for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Fund’s principal executive offices no later than Friday, June 30, 2017 (which the Fund believes is a reasonable time before the Fund begins to print and send its proxy materials), addressed to the Secretary of the Fund at “Attention: Secretary, Altaba Inc., 140 East 45th Street, 15th Floor, New York, New York 10017.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

Date: June 16, 2017	By:	/s/ Arthur Chong
	Name:	Arthur Chong
	Title:	General Counsel and Secretary

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